FIRST AMENDMENT TO
EXECUTIVE CHANGE IN CONTROL AND SEVERANCE AGREEMENT

    This First Amendment to Executive Change in Control and Severance Agreement (the “Amendment”) is effective as of December 31, 2025, by and between [•] (the “Executive”) and Vaxcyte, Inc., a Delaware corporation (the “Company”).
RECITALS
A.The Company and Executive are parties to a certain Executive Change in Control and Severance Agreement dated as of [•] (the “Agreement”);

B.The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has determined that it is in the best interests of the Company and its stockholders to increase certain compensation severance components in the Agreement to better align with peer group levels and to maintain competitiveness and consistency across the Company’s leadership team; and

C.The Company and Executive desire to enter into this Amendment in order to provide for increased compensation severance components as approved by the Compensation Committee.
    Now, therefore, in consideration of the mutual promises, covenants and agreements contained herein, and in consideration of the continuing employment of Executive by the Company, the parties hereto agree as follows:
1.References to “[•] months” in Section 2(a)(i) and “[•]-month” in Section 2(b) of the Agreement are hereby deleted in their entirety and replaced with “[•] months” and “[•]-month”, respectively.

2.References to “[•] months” in Section 3(a)(i) and “[•] month” in Section 3(c) of the Agreement are hereby deleted in their entirety and replaced with “[•] months” and “[•]-month”, respectively.

3.Section 3(a)(ii) of the Agreement is hereby deleted in its entirety and replaced with “(ii) [•]% of Executive’s then current target annual bonus, each at the rate in effect immediately prior to the actions that resulted in the Qualifying Termination and”.

4.Conflicts, Use of Terms. In the event of a conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control.

5.No Other Modification. Except as otherwise provided herein, all other terms and conditions as set forth in the Agreement shall remain the same.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the date of the last signature below. This Amendment may be signed, electronically and in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

EXECUTIVE	VAXCYTE, INC.

Name:	Name:
Title:	Title:
Date:	Date:

[Signature Page to First Amendment to Executive Change in Control and Severance Agreement]